Exhibit 99.1

Contacts:	Ben Moreland, CFO Jay Brown, Treasurer Crown Castle International Corp. 713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS SECOND QUARTER 2007 RESULTS

AND INCREASES FULL YEAR 2007 OUTLOOK

July 31, 2007 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended June 30, 2007. On January 12, 2007, Global Signal Inc. (“Global Signal”) merged into a subsidiary of Crown Castle (“Merger”). Therefore, these reported results include the effect of the Merger for the second quarter 2007 and are compared to pre-Merger historical results of Crown Castle for prior fiscal periods.

“We had an excellent quarter as we exceeded our outlook for tower site rental revenue, tower gross margin, Adjusted EBITDA and recurring cash flow,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “Along with delivering these results, we made significant progress on the integration of Global Signal. Further, we are slightly ahead of our estimates of cost savings related to the Global Signal merger. I am pleased with the progress we have made on our integration efforts while at the same time delivering results that exceed our Outlook for operating metrics.”

CONSOLIDATED FINANCIAL RESULTS

Site rental revenue for the second quarter of 2007 increased $153.2 million, or 90.6%, to $322.3 million from $169.2 million for the same period in the prior year. Pro forma site rental revenue growth was approximately 9.5%, comparing reported second quarter 2007 results to pro forma second quarter 2006 results. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $91.9 million, or 77.8%, to $210.2 million in the second quarter of 2007 from the same period in 2006. Pro forma site rental gross margin growth was approximately 10.2%, comparing reported second quarter 2007 results to pro forma second quarter 2006 results. Adjusted EBITDA (see definition herein) for the second quarter of 2007 increased $82.5 million, or 79.5%, to $186.4 million, from the same period in 2006.

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Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures, increased by 41.9% from $64.1 million in the second quarter of 2006 to $90.9 million for the second quarter of 2007, inclusive of approximately $18.9 million of additional interest expense from the $1.15 billion in borrowings in the fourth quarter 2006 and first quarter 2007 to reduce potential and actual shares outstanding. Weighted average common shares outstanding increased to 282.0 million for the second quarter of 2007, inclusive of the impact from the 98.1 million shares issued in the Merger and 17.7 million shares purchased in the first quarter, from 212.7 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.32 in the second quarter of 2007, inclusive of the dilutive effect of additional interest expense from $1.15 billion in borrowings in the fourth quarter 2006 and the first quarter 2007 used to reduce potential and actual shares outstanding, compared to $0.30 in the second quarter of 2006.

Net loss was $32.7 million for the second quarter of 2007, inclusive of a $64.0 million increase in depreciation, amortization and accretion expense and an improvement in benefit (provision) for income taxes of $16.1 million, compared to a net loss of $13.3 million for the same period in 2006. Net loss after deduction of dividends on preferred stock was $37.9 million in the second quarter of 2007, compared to a loss of $18.5 million for the same period last year. Second quarter 2007 net loss per share was $(0.13), compared to a net loss per share of $(0.09) in last year’s second quarter.

SEGMENT RESULTS

US site rental revenue for the second quarter of 2007 increased $149.2 million, or 96.6%, to $303.7 million, compared to second quarter 2006 US site rental revenue of $154.5 million. US site rental revenue for the second quarter of 2007 benefited by approximately $1.0 million of unexpected out of run-rate items. US site rental gross margin increased $89.4 million, or 82.6%, to $197.5 million from the same period in 2006.

Australia site rental revenue for the second quarter of 2007 increased $4.0 million, or 27.3%, to $18.7 million, compared to $14.7 million in the second quarter of 2006. Australia site rental gross margin for the second quarter of 2007 increased $3.0 million, or 28.5%, to $13.5 million, compared to second quarter of 2006. In both the second quarter of 2006 and 2007, Australia site rental revenue and site rental gross margin benefited by approximately $2 million from an annual customer payment.

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INVESTMENTS AND LIQUIDITY

During the second quarter of 2007, Crown Castle invested approximately $77.7 million in capital expenditures. Capital expenditures was comprised of $6.7 million of sustaining capital expenditures and $71.0 million of revenue generating capital expenditures, of which $37.2 million was spent on land purchases, $5.9 million on existing sites, $16.9 million on the construction of new sites and $10.9 million for the purchase of its corporate headquarters.

“Based on our second quarter 2007 results and outlook for full year 2007, we expect to start building additional debt capacity during the second half of 2007 within our stated leverage target of six to eight times debt to Adjusted EBITDA,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “Since we purchased 17.7 million shares in January 2007 with $600 million of borrowed funds, we have reduced our total debt leverage, somewhat ahead of schedule, from 9.0 times, based on annualized first quarter 2007 Adjusted EBITDA, to 8.0 times leverage, based on annualized second quarter 2007 Adjusted EBITDA. Consistent with our past actions, we can resume borrowing within our stated leverage target to augment our investment of recurring cash flow in activites that we believe will maximize long-term recurring cash flow per share. We continue to believe that we can achieve 20% to 25% annual growth in recurring cash flow per share through revenue and margin growth on our towers combined with the appropriate investment of cash in share purchases, land purchases, tower builds and other tower related capital expenditures. While some of these investments, particularly share purchases, are dilutive in the short-term to recurring cash flow per share when done with borrowed funds, we believe that the combination of continuing operating performance, maintaining an appropriately levered balance sheet and investing in activities related to our core business will enable us to enhance long-term recurring cash flow per share.”

LONG-TERM SPECTRUM LEASE

As previously announced on July 23, 2007, a Crown Castle subsidiary entered into a lease of its U.S. nationwide 1670-1675 MHz spectrum (“Spectrum”). The Spectrum is leased to a venture formed by Telcom Ventures, LLC and Columbia Capital, LLC (“Lessee”) for a $13 million annual lease fee beginning July 23, 2007 until October 1, 2013. Upon the expiration of the initial term of the lease, the Lessee will have the right to acquire the Spectrum for $130 million, escalated at CPI from

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July 2007, or to renew the lease for a period of up to ten years on the same terms, subject to the annual lease fee increasing to $14.3 million. As part of such transaction, Crown Castle has transferred to Lessee the subsidiary holding the assets related to its trial network in New York City and will be the preferred provider of tower infrastructure during the Spectrum lease for future tower sites as the Spectrum is deployed by Lessee. Further, Crown Castle expects that substantially all of its operating and general and administrative costs associated with its Emerging Businesses segment will be eliminated as a result of the transactions described above.

OUTLOOK

The following Outlook tables are based on current expectations and assumptions. The Outlook tables include the expected impact of the Merger on Crown Castle’s results from January 12, 2007 to December 31, 2007 and assume a US dollar to Australian dollar exchange rate of 0.75 US dollars to 1.00 Australian dollars.

As reflected in the following tables, Crown Castle has increased the midpoint of its full year 2007 Outlook, previously issued on May 2, 2007, for site rental revenue by $6 million, site rental gross margin by $6.5 million, Adjusted EBITDA by $12.5 million and recurring cash flow by $13 million.

This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).

The following tables set forth Crown Castle’s current Outlook for the third quarter of 2007 and full year 2007:

(in millions, except per share amounts)	Third Quarter 2007	Full Year 2007

Site rental revenue	$323 to $328	$1,276 to $1,281
Site rental cost of operations	$112 to $117	$443 to $448
Site rental gross margin	$209 to $214	$829 to $834
Adjusted EBITDA	$192 to $197	$750 to $760
Interest expense and amortization of deferred financing costs (inclusive of approximately $6.3 million and $25 million, respectively, from non-cash expense)	$88 to $90	$346 to $350
Sustaining capital expenditures	$6 to $8	$19 to $23
Recurring cash flow	$96 to $101	$378 to $388
Net loss after deduction of dividends on preferred stock	$(93) to $(50)	$(242) to $(137)
Net loss per share*	$(0.33) to $(0.18)	$(0.86) to $(0.49)

*	Based on 282.2 million shares outstanding as of June 30, 2007.

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PRO FORMA CONSOLIDATED RESULTS

The following table provides investors with additional information on business trends and does not purport to represent what the actual consolidated results of operations would have been for the three and six months ended June 30, 2006, nor are they necessarily indicative of future consolidated results. The pro forma consolidated results are presented for illustrative purposes only and do not reflect the realization of potential cost savings and any related integration costs. The following table contains pro forma Crown Castle results for the three and six months ended June 30, 2006 and June 30, 2007, assuming the Merger was completed on January 1 for the periods presented below. As such, these results reflect adjustments to straight-line revenue and straight-line ground lease expense.

(in millions)	Reported Results Q2 2007	Pro Forma Results Q2 2006	Pro Forma Results YTD Q2 2007	Pro Forma Results YTD Q2 2006
Site rental revenue	$322.3	$294.3	$638.0	$579.7
Site rental cost of operations	$112.2	$103.7	$225.4	$206.1
Site rental gross margin	$210.1	$190.6	$412.6	$373.6

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Wednesday, August 1, 2007, at 10:30 a.m. eastern time to discuss the second quarter 2007 results and Crown Castle’s Outlook. Please dial 303-262-2190 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Wednesday, August 1, 2007 through 11:59 p.m. eastern time on Wednesday, August 8, 2007 and may be accessed by dialing 303-590-3000 using pass code 11093808#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially

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all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,400 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

Summary of Non-Cash Amounts in Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to U.S. tower operations, net amortization of below-market and above-market leases, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended June 30, 2007
Non-cash portion of site rental revenues attributable to straight-line recognition of revenues	$10,924

Non-cash portion of ground lease expense attributable to straight-line recognition of expenses	(8,931)

Non-cash stock-based compensation charges	(128)
Net amortization of below market and above market leases	68

Non-cash impact on site rental gross margin	$1,933

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation charges. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP). Recurring cash flow per share is not intended to be an alternative measure of earnings per share.

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a

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measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended June 30, 2007 and June 30, 2006 are computed as follows:

	For the Three Months Ended
(in thousands, except per share amounts)	June 30, 2007	June 30, 2006
Net income (loss)	$(32,740)	$(13,335)
Asset write-down charges	3,391	1,522
Integration costs (a)	5,069	—
Depreciation, amortization and accretion	133,324	69,374
Losses on purchases of debt	—	740
Interest and other income (expense)	(2,906)	2,199
Interest expense and amortization of deferred financing costs	88,790	37,455
Benefit (provision) for income taxes	(15,620)	507
Minority interests	390	(4)
Stock-based compensation charges (c)	6,682	5,380

Adjusted EBITDA	$186,380	$103,838

Less: Interest expense and amortization of deferred financing costs	88,790	37,455
Less: Sustaining capital expenditures	6,671	2,307

Recurring cash flow	$90,919	$64,076

Weighted average common shares outstanding	282,025	212,675
Recurring cash flow per share	$0.32	$0.30

Adjusted EBITDA and recurring cash flow for the quarter ending September 30, 2007 and the year ending December 31, 2007 are forecasted as follows:

(in millions)	Q3 2007 Outlook	Full Year 2007 Outlook
Net income (loss)	$(88) to $(45)	$(221) to $(116)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits)(a)	$2 to $4	$2 to $4
Asset write-down charges	$55 to $60	$63 to $70
Integration costs (a)	$5 to $9	$24 to $33
Depreciation, amortization and accretion	$130 to $140	$530 to $570
Losses on purchases and redemptions of debt	—	—
Interest and other income (expense)	$(3) to $(1)	$(10) to $(7)
Interest expense and amortization of deferred financing costs(b)	$88 to $90	$346 to $350
Benefit (provision) for income taxes	$(40) to $(29)	$(99) to $(73)
Minority interests	—	—
Income (loss) from discontinued operations, net of tax	—	—
Stock-based compensation charges(c)	$5 to $7	$20 to $24

Adjusted EBITDA	$192 to $197	$750 to $760

Less: Interest expense and amortization of deferred financing costs(b)	$88 to $90	$346 to $350
Less: Sustaining capital expenditures	$6 to $8	$19 to $23

Recurring cash flow	$96 to $101	$378 to $388

(a)	inclusive of stock-based compensation charges
(b)	inclusive of approximately $6.3 million and $25 million, respectively, from non-cash expense
(c)	exclusive of amounts included in restructuring charges (credits) and integration costs

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Other Calculations:

Sustaining capital expenditures for the quarters ended June 30, 2007 and June 30, 2006 is computed as follows:

	For the Three Months Ended
(in thousands)	June 30, 2007	June 30, 2006
Capital Expenditures	$77,745	$27,208
Less: Revenue enhancing on existing sites	5,955	9,292
Less: Land purchases	37,251	4,171
Less: New site construction	27,868	11,438

Sustaining capital expenditures	$6,671	$2,307

Site rental gross margin for the quarter ending September 30, 2007 and for the year ending December 31, 2007 is forecasted as follows:

(in millions)	Q3 2007 Outlook	Full Year 2007 Outlook
Site rental revenue	$323 to $328	$1,276 to $1,281
Less: Site rental cost of operations	$112 to $117	$443 to $448

Site rental gross margin	$209 to $214	$829 to $834

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) the Merger and integration of the Global Signal assets, including with respect to cost savings and other benefits from the Merger, (ii) additional debt capacity, (iii) our investments of cash from borrowings and recurring cash flow, including availability and type of investments and the impact of and return on our investments, (iv) the utility of certain financial measures in analyzing our results, (v) the Spectrum lease, (vi) operating and general and administrative costs related to the Emerging Businesses segment, (vii) currency exchange rates, (viii) site rental revenue, (ix) site rental cost of operations, (x) site rental gross margin, (xi) Adjusted EBITDA, (xii) interest expense and amortization of deferred financing costs, (xiii) sustaining capital expenditures, (xiv) recurring cash flow (including recurring cash flow per share and annual growth) and (xv) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	The Merger may cause disruptions in our business, which may have an adverse effect on our business and financial results.

➢	The assets of Global Signal acquired in the Merger may not perform as expected, which may have an adverse effect on our business, financial condition or results of operations.

➢	The integration of Global Signal is expected to result in substantial expenses and may present significant challenges.

➢

Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand, including a slow down attributable to wireless carrier consolidation or by the sharing of networks by wireless carriers.

➢	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.

➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

➢

An economic or wireless telecommunications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

➢	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.

➢	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.

➢	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

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➢	We generally lease or sublease the land under our towers and may not be able to extend these leases.

➢	We may need additional financing, which may not be available, for strategic growth opportunities.

➢

Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum license may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than anticipated.

➢

FiberTower’s business has certain risk factors different from our core tower business (including an unproven business model and the Risk Factors set forth in its SEC filings) and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower. In addition, FiberTower’s business may require additional financing which may not be available.

➢	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

➢	We are heavily dependent on our senior management.

➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

➢	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.

➢

Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	Disputes with customers and suppliers may adversely affect results.

➢	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the U.S.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
AND OTHER FINANCIAL DATA
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenues:
Site rental	$322,336	$169,160	$622,128	$331,057
Network services and other	20,534	24,616	36,451	45,384

Total net revenues	342,870	193,776	658,579	376,441

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	112,166	50,927	218,761	100,617
Network services and other	14,679	15,880	26,452	29,666

Total costs of operations	126,845	66,807	245,213	130,283
General and administrative	34,216	25,825	68,033	49,988
Corporate development	2,111	2,686	3,296	4,364
Asset write-down charges	3,391	1,522	4,743	1,857
Integration costs	5,069	—	13,917	—
Depreciation, amortization and accretion	133,324	69,374	272,017	141,465

Operating income (loss)	37,914	27,562	51,360	48,484
Losses on purchases and redemptions of debt	—	(740)	—	(740)
Interest and other income (expense)	2,906	(2,199)	6,205	(3,535)
Interest expense and amortization of deferred financing costs	(88,790)	(37,455)	(170,805)	(69,715)

Income (loss) from continuing operations before income taxes and minority interests	(47,970)	(12,832)	(113,240)	(25,506)
Benefit (provision) for income taxes	15,620	(507)	37,782	(1,123)
Minority interests	(390)	4	(173)	915

Income (loss) from continuing operations	(32,740)	(13,335)	(75,631)	(25,714)
Income (loss) from discontinued operations, net of tax	—	—	—	5,657

Net income (loss)	(32,740)	(13,335)	(75,631)	(20,057)
Dividends on preferred stock	(5,202)	(5,202)	(10,403)	(10,403)

Net income (loss) after deduction of dividends on preferred stock	$(37,942)	$(18,537)	(86,034)	(30,460)

Per common share – basic and diluted:
Income (loss) from continuing operations	$(0.13)	$(0.09)	$(0.31)	$(0.17)
Income (loss) from discontinued operations	—	—	—	0.03

Net income (loss)	$(0.13)	$(0.09)	(0.31)	(0.14)

Weighted average common shares outstanding – basic and diluted	282,025	212,675	277,741	213,574

Adjusted EBITDA	$186,380	$103,838	$353,638	$200,700

Stock-based compensation expenses:
Site rental cost of operations	$128	$50	$194	$66
Network services and other cost of operations	106	60	175	80
General and administrative	6,228	4,708	11,469	7,998
Corporate development	220	562	(237)	750
Integration costs	159	—	790	—

Total	$6,841	$5,380	$12,391	$8,894

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(in thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$92,432	$592,716
Restricted cash	146,605	115,503
Receivables, net of allowance for doubtful accounts	27,592	30,774
Prepaid expenses and other current assets	107,743	61,034

Total current assets	374,372	800,027
Restricted cash	5,000	5,000
Deferred site rental receivable	113,801	98,527
Available-for-sale securities	114,108	154,955
Property and equipment, net	5,123,413	3,246,446
Goodwill	1,956,522	391,448
Other intangible assets, net	2,743,879	225,295
Deferred financing costs and other assets, net of accumulated amortization	189,928	84,470

	$10,621,023	$5,006,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,522	$18,545
Deferred rental revenues and other accrued liabilities	208,387	182,250
Short-term debt and current maturities of long-term debt	6,500	—

Total current liabilities	238,409	200,795
Long-term debt, less current maturities	5,990,684	3,513,890
Deferred income tax liability	267,279	—
Other liabilities	298,535	193,279

Total liabilities	6,794,907	3,907,964

Minority interests	324	29,052
Redeemable preferred stock	313,335	312,871
Stockholders’ equity	3,512,457	756,281

	$10,621,023	$5,006,168

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(75,631)	$(20,057)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	272,017	141,465
Deferred income tax (benefit) provision	(39,621)	19
Other adjustments	28,077	16,441
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(50,172)	3,605
Decrease (increase) in assets	(15,932)	(23,101)

Net cash provided by (used for) operating activities	118,738	118,372

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	2,782	1,079
Payments for acquisitions (net of cash acquired)	(489,477)	—
Payments for capital expenditures	(124,925)	(49,274)
Investments and loans	(500)	(1,000)

Net cash provided by (used for) investing activities	(612,120)	(49,195)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	650,000	1,000,000
Proceeds from issuance of capital stock	13,334	37,909
Payments under revolving credit agreements	—	(295,000)
Purchases of common stock	(601,352)	(340,104)
Incurrence of financing costs	(8,779)	(4,272)
Net decrease (increase) in restricted cash	(14,138)	(12,075)
Interest rate swap receipts (payments)	—	5,915
Dividends on preferred stock	(9,940)	(9,938)
Capital distribution to minority interest holders of CCAL	(37,196)	—

Net cash provided by (used for) financing activities	(8,071)	382,435

Effect of exchange rate changes on cash	1,169	(82)
Cash flows from discontinued operations	—	5,657

Net increase (decrease) in cash and cash equivalents	(500,284)	457,187
Cash and cash equivalents at beginning of period	592,716	65,408

Cash and cash equivalents at end of period	$92,432	$522,595

Supplemental disclosure of cash flow information:
Interest paid	$150,565	$61,292
Income taxes paid	2,099	1,393

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 9/30/06				Quarter Ended 12/31/06				Quarter Ended 3/31/07				Quarter Ended 6/30/07
	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC
Revenues
Site Rental	166,620	12,375	—	178,995	172,801	13,871	—	186,672	284,752	15,040	—	299,792	303,665	18,671	—	322,336
Services	19,994	1,950	—	21,944	22,636	1,533	—	24,169	14,146	1,771	—	15,917	18,652	1,882	—	20,534

Total Revenues	186,614	14,325	—	200,939	195,437	15,404	—	210,841	298,898	16,811	—	315,709	322,317	20,553	—	342,870

Operating Expenses
Site Rental	50,484	4,151	626	55,261	51,899	3,840	837	56,576	101,033	4,717	845	106,595	106,132	5,187	847	112,166
Services	14,044	691	—	14,735	15,246	860	—	16,106	10,650	1,123	—	11,773	13,608	1,071	—	14,679

Total Operating Expenses	64,528	4,842	626	69,996	67,145	4,700	837	72,682	111,683	5,840	845	118,368	119,740	6,258	847	126,845

General & Administrative	20,363	2,595	—	22,958	19,935	2,870	—	22,805	30,148	3,669	—	33,817	30,953	3,263	—	34,216

Operating Cash Flow	101,723	6,888	(626)	107,985	108,357	7,834	(837)	115,354	157,067	7,302	(845)	163,524	171,624	11,032	(847)	181,809

Corporate Development	518	—	1,957	2,475	454	—	1,488	1,942	920	—	265	1,185	732	—	1,379	2,111

Add: Stock-Based Compensation (a)	3,710	254	765	4,729	3,026	242	(173)	3,095	4,223	1,333	(637)	4,919	6,045	430	207	6,682

Adjusted EBITDA	104,915	7,142	(1,818)	110,239	110,929	8,076	(2,498)	116,507	160,370	8,635	(1,747)	167,258	176,937	11,462	(2,019)	186,380

(a) Exclusive of charges included in restructuring charges and integration costs.

	Quarter Ended 9/30/06				Quarter Ended 12/31/06				Quarter Ended 3/31/07				Quarter Ended 6/30/07
	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC	CCUSA	CCAL	EB	CCIC
Gross Margins:
Site Rental	70%	66%	N/M	69%	70%	72%	N/M	70%	65%	69%	N/M	64%	65%	72%	N/M	65%
Services	30%	65%	N/M	33%	33%	44%	N/M	33%	25%	37%	N/M	26%	27%	43%	N/M	29%

Operating Cash Flow Margins	55%	48%	N/M	54%	55%	51%	N/M	55%	53%	43%	N/M	52%	53%	54%	N/M	53%

Adjusted EBITDA Margin	56%	50%	N/M	55%	57%	52%	N/M	55%	54%	51%	N/M	53%	55%	56%	N/M	54%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:
(in $ thousands)
	Quarter Ended
	9/30/2006	12/31/2006	3/31/2007	6/30/2007
Net income (loss)	$(15,561)	$(6,275)	$(42,891)	$(32,740)
Restructuring charges (credits)	—	(391)	—	—
Asset write-down charges	948	140	1,352	3,391
Integration costs	—	1,503	8,848	5,069
Depreciation, amortization and accretion	72,161	71,618	138,693	133,324
Losses on purchases and redemptions of debt	437	4,666	—	—
Interest and other income (expense)	985	(2,891)	(3,299)	(2,906)
Interest expense, amortization of deferred financing costs	46,450	46,163	82,015	88,790
Benefit (provision) for income taxes	575	(855)	(22,162)	(15,620)
Minority interests	(485)	(266)	(217)	390
Stock-based compensation (exclusive of charges included in restructuring charges and integration costs)	4,729	3,095	4,919	6,682

Adjusted EBITDA	$110,239	$116,507	$167,258	$186,380

CCI FACT SHEET Q2 2006 to Q2 2007

$ in thousands

	Q2 ‘06		Q2 ‘07		% Change
CCUSA
Site Rental Revenue	$154,491		$303,665		97%
Ending Sites	11,056		22,287		102%

CCAL
Site Rental Revenue	$14,669		$18,671		27%
Ending Sites	1,385		1,438		4%

TOTAL CCIC
Site Rental Revenue	$169,160		$322,336		91%
Ending Sites	12,441		23,725		91%

Ending Cash and Cash Equivalents	$522,595	*	$92,432	*

Debt
Bank Debt	$1,000,000		$650,000
Securitized Debt & Other Notes	$1,975,586		$5,347,184
6 1/4% Convertible Preferred Stock	$312,407		$313,335

Total Debt	$3,287,993		$6,310,519

Leverage Ratios
Net Bank Debt + Bonds / EBITDA	5.9X		7.9X
Total Net Debt / EBITDA	6.7X		8.3X
Last Quarter Annnualized Adjusted EBITDA	$415,352		$745,520

*	Excludes Restricted Cash